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EXHIBIT 77(0)  Morgan Stanley Dean Witter Tax-Exempt Securities Trust
               10f-3 Transactions
               For Quarters Ended October 20, 1999- December 31, 1999
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SECURITY                  DATE     PRICE  SHARES       % OF    TOTAL           PURCHASED
                        PURCHASED  SHARES PURCHASED    ASSETS  ISSUED          BY FUND     BROKER(S)
Lower Colorado River Authority
TX, REFG SER 1999A
(AMBAC)               09/24/99    $96.098 20,000,000   1.869%  $930,395,000.00 2.150%     Goldman Sachs/Bear Stearns
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